SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 27, 2004

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

1.	On May 27, 2004 Avon entered into a settlement with Sheldon Solow d/b/a Solow Building Company ("Solow") in respect of Solow's claim for restoration of the leased premises of the Company's former headquarters in New York City. In connection with the settlement, the Company paid Solow $6.23 million in exchange for a release of Solow's claims. The settlement and release do not affect Solow's separate action, pending since 1975, alleging that Avon misappropriated the name of its former headquarters building.

2.	On June 1, 2004 the Superior Court for the State of California issued an order in response to Avon's demurrer and motion to strike in respect of plaintiffs' Third Amended Complaint in the matter of Blakemore, et al. v. Avon Products, Inc., et al. The court dismissed plaintiffs' cause of action based on the California Business and Professions Code and struck plaintiffs' class allegations. The court allowed the individual unjust enrichment claim of Elda Garcia to proceed, the amount of which is nominal. The plaintiffs had previously filed a Petition for Writ of Mandate with the Court of Appeals of the State of California seeking to overturn the Superior Court's March 16, 2004 decision in respect of the Second Amended Complaint. The plaintiffs have not indicated whether they intend to appeal the Superior Court's latest decision regarding the Third Amended Complaint.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: June 7, 2004	By: /s/ Gilbert L. Klemann, II

	Name:	Gilbert L. Klemann, II
	Title:	Senior Vice President, General Counsel and Secretary